EXECUTION COPY

TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the ______ day of ________, 2014, by and between EXCHANGE TRADED SPREADS TRUST (the “Trust”) and each series of the Trust listed on  Appendix A hereto (as such Appendix be amended from time to time), and THE BANK OF NEW YORK MELLON, a New York banking company having its principal office and place of business at One Wall Street, New York, New York 10286 (the “Bank”).

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust will ordinarily issue for purchase and redeem shares of the Trust (the “Shares) only in aggregations of Shares known as “Creation Units” (currently _________ shares) (each a “Creation Unit”) principally in kind;

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the registered owner (the “Shareholder”) of all Shares; and

WHEREAS, the Trust desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Terms of Appointment; Duties of the Bank

1.1      Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Bank to act as, and the Bank agrees to act as, its transfer agent for the authorized and issued Shares, and as the Trust’s dividend disbursing agent.

1.2      Pursuant to such appointment, the Bank agrees that it will perform the following services:

(a)        In accordance with the terms and conditions of this Agreement and Participant Agreements prepared by the Trust’s distributor (“Distributor”), a copy of which is attached hereto as Exhibit A, the Bank shall:

(i)           Perform and facilitate the performance of purchases and redemption of Creation Units;

(ii)           Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares declared by the Trust on behalf of the applicable Trust;

(iii)          Maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder;

(iv)          Record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized Shares. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

(v)           Prepare and transmit to the Trust and the Trust’s administrator and to any applicable securities exchange (as specified to the Bank by the Trust or its administrator) information with respect to purchases and redemptions of Shares;

(vi)          On days that the Trust may accept orders for purchases or redemptions, calculate and transmit to the Distributor and the Trust’s administrator the number of outstanding Shares;

(vii)         On days that the Trust may accept orders for purchases or redemptions (pursuant to the Participant Agreement), transmit to the Bank, the Trust and DTC the amount of Shares purchased on such day;

(viii)        Confirm to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;

(ix)          Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(x)           Extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities;

(xi)          Distribute or maintain, as directed by the Trust, amounts related to purchases and redemptions of Creation Units, dividends and distributions, variation margin on derivative securities and collateral;

(xii)         Maintain those books and records of the Trust specified by the Trust in Schedule A attached hereto;

(xiii)        Prepare a monthly report of all purchases and redemptions of Shares during such month on a gross transaction basis, and identify on a daily basis the net number of Shares either redeemed or purchased on such Business Day and with respect to each Authorized Participant purchasing or redeeming Shares, the amount of Shares purchased or redeemed;

(xiv)        Receive from the Distributor (as defined in the Participant Agreement) or from its agent purchase orders from Authorized Participants (as defined in the Participant Agreement) for Creation Unit Aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and pursuant to such orders issue the appropriate number of Shares of the Trust and hold such Shares in the account of the Shareholder for each of the respective Trusts;

(xv)         Receive from the Authorized Participants redemption requests, deliver the appropriate documentation thereof to The Bank of New York as custodian for the Trust, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder; and

(xvi)        Confirm the name, U.S taxpayer identification number and principle place of business of each Authorized Participant.

(xvii)       The Bank may execute transactions directly with Authorized Participants to the extent necessary or appropriate to enable the Bank to carry out any of the duties set forth in items (i) through (xvi) above.

(xviii)      Except as otherwise instructed by the Trust, the Bank shall process all transactions in each Series in accordance with the policies and procedures mutually agreed upon between the Trust and the Bank with respect to the proper net asset value to be applied to purchases received in good order by the Bank or from an Authorized Participant before any cut-offs established by the Trust, and such other matters set forth in items (i) through (xvi) above as these policies and procedures are intended to address.

(b)        The Bank may maintain and manage, as agent for the Trust, such accounts as the Bank shall deem necessary for the performance of its duties under this Agreement, including, but not limited to, the processing of Creation Unit purchases and redemptions; and the payment of dividends and distributions.  The Bank may maintain such accounts at financial institutions deemed appropriate by the Bank in accordance with applicable law.

(c)        In addition to the services set forth in the above sub-section 1.2(a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including, but not limited to, maintaining the account of the Shareholder, maintaining the items set forth on Schedule A attached hereto, and performing such services identified in each Participant Agreement.

(d)        The following shall be delivered to DTC participants as identified by DTC as the Shareholder for book-entry only securities:

(i)           Annual and semi-annual reports of the Trust;

(ii)           Trust proxies, proxy statements and other proxy soliciting materials;

(iii)          Trust prospectus and amendments and supplements thereto, including stickers; and

(iv)         Other communications as the Trust may from time to time identify as required by law or as the Trust may reasonably request

(v)          The Bank shall provide additional services, if any, as may be agreed upon in writing by the Trust and the Bank.

(e)       The Bank shall keep records relating to the services to be performed hereunder, in the form and manner required by applicable laws, rules, and regulations under the 1940 Act and to the extent required by Section 31 of the 1940 Act and the rules thereunder (the “Rules”), all such books and records shall be the property of the Trust, will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

2.	Fees and Expenses

2.1      The Bank shall receive from the Trust such compensation for the Transfer Agent’s services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties.  The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

2.2      In addition to the fee paid under Section 2.1 above, the Trust agrees to reimburse the Bank for reasonable out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of Trust securities shall be borne by the relevant Authorized Participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, will be reimbursed by the Trust.

2.3      The Trust agrees to pay all fees and reimbursable expenses within ten business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

2.4      The Trust hereby represents and warrants to the Bank that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Bank or to the adviser to, or sponsor of, the Trust in connection with this Agreement, including, but not limited to, any fee waivers, reimbursements, or payments made, or to be made, by the Bank to such adviser or sponsor or to any affiliate of the Trust relating to this Agreement have been fully disclosed to the Board of Trustees of the Trust and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, and any such fees, expenses, and benefits.

3.	Representations and Warranties of the Bank

The Bank represents and warrants to the Trust that:

It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

It is duly qualified to carry on its business in the State of New York.

It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into, and perform its obligations under, this Agreement.

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.	Representations and Warranties of the Trust

The Trust represents and warrants to the Bank that:

It is duly organized and existing and in good standing under the laws of Delaware.

It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

It is an open-end management investment company registered under the 1940 Act.

A registration statement under the Securities Act of 1933, as amended, on behalf of each of the Trusts has become effective, will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

5.	Indemnification

5.1      The Bank shall not be responsible for, and the Trust shall indemnify and hold the Bank and its directors, officers, employees and agents harmless from and against, any and all losses, damages, costs, charges, counsel fees, including, without limitation, those incurred by the Bank in a successful defense of any claims by the Trust, payments, expenses and liability (“Losses”) which may be sustained or incurred by or which may be asserted against the Bank in connection with or relating to this Agreement or the Bank’s actions or omissions with respect to this Agreement, or as a result of acting upon any instructions reasonably believed by the Bank to have been duly authorized by the Trust or upon reasonable reliance of information or records given or made by the Trust; except for any Losses for which the Bank has accepted liability pursuant to Article 6 of this Agreement.

5.2      This indemnification provision shall apply to actions taken or omissions pursuant to this Agreement or a Participant Agreement.

6.	Standard of Care and Limitation of Liability

The Bank shall have no responsibility and shall not be liable for any Losses, except that the Bank shall be liable to the Trust for direct money damages caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its representations.  The parties agree that any encoding or payment processing errors shall be governed by this standard of care, and not Section 4-209 of the Uniform Commercial Code which shall be superseded by this Article.  In no event shall the Bank be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable.  For purposes of this Agreement, none of the following shall be or be deemed negligence or willful misconduct:

(a)      The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

(b)      The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests of the Trust or instructions or requests on behalf of the Trust.

(c)      The offer or sale of Shares by or for the Trust in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or any violation of any stop order or other determination or ruling by any federal agency, or by any state with respect to the offer or sale of Shares in such state.

7.	Concerning the Bank

7.1

(a)      The Bank may employ agents or attorneys-in-fact which are not affiliates of the Bank with the prior written consent of the Trust (which consent shall not be unreasonably withheld), and shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of such agents or attorneys-in-fact, provided that the Bank acts in good faith and with reasonable care in the selection and retention of such agents or attorneys-in-fact.

(b)      The Bank may, without the prior consent of the Trust, enter into subcontracts, agreements and understandings with any Bank affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder.  No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder.

7.2      The Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered.  The Trust agrees to forward to the Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to the Bank. The Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by the Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by the Bank.  If the Trust elects to transmit written instructions through an on-line communication system offered by the Bank, Trust’s use thereof shall be subject to the terms and conditions attached hereto as Exhibit B.

7.3       The Bank shall establish and maintain a disaster recovery plan and back-up system satisfying the requirements of its regulators (the “Disaster Recovery Plan and Back-Up System”).  The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruption, loss or malfunctions of transportation, computer (hardware or software) or communication services; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if the Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System.  Upon the occurrence of any such delay or failure the Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

7.4      The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and the Participation Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement, except as set forth in this Agreement and the Participation Agreement.

7.5       At any time the Bank may apply to an officer of the Trust, but is not obligated to do so, for written instructions with respect to any matter arising in connection with the Bank’s duties and obligations under this Agreement, and the Bank, its agents, and subcontractors shall not be liable for any action taken or omitted to be taken in good faith in accordance with such instructions.  Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written or oral instructions in response to such application specifying the action to be taken or omitted.  In connection with the foregoing, the Bank may consult with legal counsel of its own choosing, but is not obligated to do so, and advise the Trust if any instructions provided by the Trust at the request of the Bank pursuant to this Article or otherwise would, to the Bank’s knowledge, cause the Bank to take any action or omit to take any action contrary to any law, rule, regulation or commercially reasonable practice for similarly situated service providers.  In the event a situation or circumstance arises whereby the Bank adopts a course of conduct in reliance upon written legal advice it has received (which need not be a formal opinion of counsel) and the course oconduct is not identical to the course of conduct contained in the instructions received from the Trust, the Bank may reply upon and follow the written legal advice without liability hereunder provided it otherwise acts in compliance with this Agreement and notifies the Trust of its determination.

7.6       The Bank, its agents and subcontractors may act upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Bank or its agents or subcontractors by or on behalf of the Trust by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

7.7       The Bank shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by the Bank in connection with the services provided by the Bank hereunder.  Notwithstanding the foregoing, the parties hereto acknowledge that the Trust shall retain all ownership rights in Trust data residing on the Bank’s electronic system.

7.8       Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a)      The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance, sale or transfer;

(b)      The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

(c)      The legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

(d)      The legality of any recapitalization or readjustment of the Shares.

8.	Providing of Documents by the Trust and Transfers of Shares

8.1      The Trust shall promptly furnish to the Bank with a copy of its Declaration of Trust and all amendments thereto.

8.2      In the event that DTC ceases to be the Shareholder, the Bank shall re-register the Shares in the name of the successor to DTC as Shareholder upon receipt by the Bank of such documentation and assurances as it may reasonably require.

8.3      The Bank shall have no responsibility whatsoever with respect to of any beneficial interest in any of the Shares owned by the Shareholder.

8.4      The Trust shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

(a)      A certified copy of the amendment to the Trust’s Declaration of Trust with respect to such increase, decrease or change; and

(b)      An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the 1940 Act, and (iii) the due and proper listing of the Shares on all applicable securities exchanges.

8.5      Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Trust shall deliver to the Bank:

(a)      A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Trust that no other order or consent is required; and

(b)      An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the 1940 Act, and (iii) the due and proper listing of the Shares on all applicable securities exchanges.

8.6      The Bank and the Trust agree that all books, records, confidential, non-public, or proprietary information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any person other than its auditors, accountants, regulators, employees, agents, attorneys-in-fact or counsel, except as may be, or may become required by law, by administrative or judicial order or by rule.  The foregoing confidentiality obligation shall not apply to any information to the extent: (i) it is already known to the receiving party at the time it is obtained; (ii) it is or becomes publicly known or available through no wrongful act of the receiving party: (iii) it is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality; (iv) it is released by the protected party to a third party without restriction; or (v) it has been or is independently developed or obtained by the receiving party without reference to the information provided by the protected party.

8.7           In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will promptly employ reasonable commercial efforts to notify the Trust and secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.	Termination of Agreement

9.1      The term of this Agreement shall be two years commencing upon the date hereof (the "Initial Term") and shall automatically renew for additional one-year terms (each a “Subsequent Term”) unless either party provides written notice of termination at least ninety (90) days prior to the end of the Initial Term or any Subsequent Term or, unless earlier terminated as provided below:

(a)      Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of the Trust, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

(b)      Either party hereto may terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iii) a party makes a general assignment for the benefit of creditors; or (iv) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due.  Either party hereto may exercise its termination right under this Section 9.1(b) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right.

9.2      Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust.

9.3      The terms of Article 2 (with respect to fees and expenses incurred prior to termination), Article 5 and Article 6 shall survive any termination of this Agreement.

10.	Additional Series

In the event that the Trust establishes one or more additional series of Shares with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such additional issuance shall become Shares hereunder.

11.	Assignment

11.1      Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party; provided, however, either party may assign this Agreement to a party controlling, controlled by or under common control with it.

11.2      This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

12.	Severability and Beneficiaries

12.1      In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, the legality and enforceability of the remaining provisions shall not in any way be affected thereby provided obligation of the Trust to pay is conditioned upon provision of services.

12.2      This Agreement is solely for the benefit of the Bank and the Trust, and none of any Participant (as defined in the Participation Agreement), the Distributor, any Shareholder or beneficial owner of any Shares shall be or be deemed a third party beneficiary of this Agreement.

13.	Amendment

This Agreement may be amended or modified by a written agreement executed by both parties.

14.	New York Law to Apply

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  The Trust and the Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.  The Trust and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

15.	Merger of Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

16.	Notices

All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

If to the Bank:

The Bank of New York Mellon

If to the Trust:

17.	Counterparts

This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

EXCHANGE TRADED SPREADS TRUST

By:	/s/Stephen C. Rogers
Name: Stephen C. Rogers
Title: President

THE BANK OF NEW YORK MELLON
By:	/s/Stephen Cook
Name: Stephen Cook
Title: Managing Director

APPENDIX A

Series of the Trust

NAME	TICKER
ETSPREADS IG LONG CREDIT FUND	IGCL
ETSPREADS IG SHORT CREDIT FUND	IGCS
ETSPREADS HY LONG CREDIT FUND	HYCL
ETSPREADS HY SHORT CREDIT FUND	HYCS

SCHEDULE A

Books And Records To Be Maintained By The Bank

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding Shares between the Trust and DTC

Dividend Records

Year-end Statements and Tax Forms

EXHIBIT A

FORM OF AUTHORIZED PARTICIPANT AGREEMENT
FOR
EXCHANGE TRADED SPREADS TRUST

This Authorized Participant Agreement (the “Agreement”), dated as of _____________, is entered into by and among Exchange Traded Spreads Trust, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of each series established and designated by the Trust as a fund and listed on Annex I (each, a “Fund”), and [AUTHORIZED PARTICIPANT], a [STATE/ TYPE OF ENTITY] (the “Authorized Participant”).

This Agreement shall constitute a separate agreement between the Authorized Participant, the Trust and each Fund, as if such Fund had executed a separate Authorized Participant Agreement. The Authorized Participant hereby acknowledges that its rights and obligations with respect to a Fund shall not create any right or other obligations with respect to any other Fund listed on Annex I, as amended from time to time, and acknowledges the additional limitation on liability of the Sponsor, Trust and the Fund described in Section 12(g) of this Agreement.

SUMMARY

The Bank of New York Mellon (the “Administrator,” “Custodian” and “Transfer Agent”) and ALPS Fund Services, Inc. (the “Distributor”) each serve as agents of the Trust and for all purposes of this Agreement, and all references to agreements, obligations or duties of the Administrator or Distributor herein shall be deemed references to agreements, obligations of duties of the Trust acting through the relevant agent.  As provided in the Trust’s Prospectus and Statement of Additional Information (“SAI”) incorporated therein (collectively, the “Prospectus”) included as part of its registration statement (“Registration Statement”), each Fund offers and issues shares at net asset value (“NAV”) only in aggregated lots of 50,000 shares (each a “Creation Unit” or “Creation Unit Aggregations”), generally in exchange for (i) a basket of individual securities (the “Deposit Securities”) and (ii) an amount of cash (the “Cash Component”).

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units (i) through the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process”, or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust (“DTC”) (“DTC Process”).  The procedures for processing an order to purchase or redeem Creation Units are described in the Trust’s Prospectus and in Annex II to this Agreement.  All purchase and redemption orders must be made pursuant to the procedures set forth in the Prospectus and Annex II hereto, as each may be amended by the Trust from time to time.  References to the Prospectus are to the then current Prospectus as it may be supplemented or amended from time to time.  Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.   STATUS OF AUTHORIZED PARTICIPANT.

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to purchase orders or redemption orders of Creation Units of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an Authorized Participant in the CNS System of NSCC (as defined in the Fund's Prospectus, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund's Prospectus, a “DTC Participant”). The Authorized Participant may place purchase orders or redemption orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, the Prospectus and Annex II hereto (“Execution of Orders”). Any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give prompt written notice to the Trust of such change.

(b) The Authorized Participant hereby represents and warrants that, unless the following paragraph is applicable to it, (i) it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant agrees to comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of FINRA, and that it will not offer or sell Creation Units of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) If the Authorized Participant is offering or selling Creation Units of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States (“US”) and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and of the Investment Company Act of 1940, as amended (the “1940 Act”) and the regulations promulgated thereunder and (iii) to conduct its business in accordance with the spirit of FINRA Conduct Rules.

(d) The Authorized Participant represents, covenants and warrants that it has established and presently maintains an anti-money laundering program (the “Program”) reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”).

(e) The Authorized Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may be occurring. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Continuous Offering” section of the SAI and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below). The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Creation Units, whether or not participating in the distribution of Creation Units, are generally required to deliver a prospectus.

(f) The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Distributor, the Administrator and the Authorized Participant’s custodian. The Authorized Participant shall confirm such capability to the satisfaction of the Distributor, the Administrator and the custodian prior to placing its first order (whether it is a purchase order or a redemption order).

2.   EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All purchase orders or redemption orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex II hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the telephone lines used by the Administrator will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Administrator. The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery  of a purchase order or redemption order shall be irrevocable, provided that the Trust and the Distributor on behalf of the Trust reserves the right to reject any purchase order and any redemption order that is not in “proper form” as defined in the Prospectus.

(c) With respect to any redemption order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Trust. With respect to any redemption order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Trust is entitled to reduce the amount of money or other proceeds due to the Authorized Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any purchase order, the Transfer Agent, on behalf of the Trust, acknowledges and agrees to return to the Authorized Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Authorized Participant or any party for which it is acting.

3.   NSCC.

Solely with respect to purchase orders or redemption orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent with the instructions issued by the Authorized Participant to the Administrator. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

4.   PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Trust will provide to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Trust represents, warrants and agrees that it will notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers. The Trust will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Trust shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended prospectus by email at [insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

(b) The Trust represents and warrants that (i) the Registration Statement and the Prospectus contained therein conforms in all material respects to the requirements of the 1933 Act, and the 1940 Act, each as amended and the rules and regulations of the Securities Exchange Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Creation Units as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Creation Units, except the registration under the 1933 Act of the Creation Units.

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Creation Units other than those contained in the Trust’s then current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Trust. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Creation Units (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Trust and such other information and materials as may be approved in writing by the Trust. The Authorized Participant understands that neither the Trust nor any of its Funds will be advertised or marketed as an open-end investment Trust, (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Creation Units are not redeemable shares of the Trust.  In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Creation Units, including the Prospectus, will disclose that the owners of Creation Units may acquire Creation Units and tender Creation Units for redemption to the Trust in whole Creation Units only.

(d) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Trust prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to Creation Units (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Creation Units with other products and are not used for purposes of marketing Creation Units and (ii) for internal use by the Authorized Participant.

5.   TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant subcustodian in accordance with the terms of the Prospectus, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a purchase order or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

6.   CASH COMPONENT AND FEES.

The Authorized Participant hereby agrees that as between the Trust and itself or any party for which it acts in connection with a purchase order for any Fund, it will make available in same day funds for each purchase of Creation Units an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit (including the purchase transaction fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Trust, cash purchases are available or specified as described in the Prospectus)) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the settlement date in accordance with the Trust’s Prospectus (“Contractual Settlement Date”). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a purchase order to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

7.   ROLE OF AUTHORIZED PARTICIPANT.

(a) The Authorized Participant acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor or the Custodian, in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Custodian, or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.

(b) In executing this Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other Authorized Participant or indirect participant, or any other shareholder in an underlying shares account (“Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c)  The Authorized Participant agrees to maintain records of all sales of Creation Units made by or through it and to furnish copies of such records to the Trust upon the request of the Trust.

8.   AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Trust or the Distributor, the Authorized Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in a form approved by the Trust (see Annex III to this Agreement) setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Trust of a superseding certificate in a form approved by the Trust bearing a subsequent date. Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Distributor and the Trust and such notice shall be effective upon receipt by both the Distributor and the Trust. The Distributor shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons. If after issuance, an Authorized Participant's PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Distributor.

9.   REDEMPTION.

The Authorized Participant understands and agrees that redemption orders may be submitted only on days that the US stock exchange where the Creation Units are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business.

(a)  The Authorized Participant represents and warrants that it will not attempt to place a redemption order for the purpose of redeeming any Creation Unit of any Fund unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Creation Units of the relevant Fund to be redeemed and to the entire proceeds of the redemption and that such Creation Units have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Creation Units to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust. The Authorized Participant understands that Creation Units of any Fund may be redeemed only when one or more Creation Units of a Beneficial Owner are held in the account of a single Authorized Participant.

(b)  In the case of a resident Australian or New Zealand holder notwithstanding the foregoing, the Authorized Participant understands and agrees that such holder is only entitled to receive cash upon its redemption of Creation Units. In the redemption order the Authorized Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian resident.

10.   BENEFICIAL OWNERSHIP.

(a) The Authorized Participant represents and warrants to the Distributor and the Trust that (based upon the number of outstanding Creation Units of each such Fund made publicly available by the Trust) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Creation Units of the relevant Fund, 80 percent (80%) or more of the currently outstanding Creation Units of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund with respect to such Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended. The Authorized Participant agrees that the confirmation relating to any order for one or more Creation Units of Creation Units of any Fund shall state as follows:

“Purchaser represents and warrants that, after giving effect to the purchase of Creation Units to which this confirmation relates, it will not hold 80 percent or more of the outstanding Creation Units of the relevant Fund of the Trust and that it will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing any of the Creation Units to which this confirmation relates from it.”

(b) The Trust and its Transfer Agent and Distributor shall have the right to require information from the Authorized Participant regarding Creation Units’ ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of the currently outstanding Creation Units of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

11.   INDEMNIFICATION.

This section 11 shall survive the termination of this Agreement.

(a) The Authorized Participant hereby agrees to indemnify and hold harmless the Trust, the Fund, the Distributor, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such  AP Indemnified Party as a result of (i) any breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such AP Indemnified Party taken pursuant to any instructions issued in accordance with Annex II or III hereto (as each may be amended from time to time) reasonably believed by the Trust, Distributor and/or the Transfer Agent to be genuine and to have been given by the Authorized Participant, or (v)(1) any representation by the Authorized Participant, its employees or its agents or other representatives about the Creation Units or any AP Indemnified Party that is not consistent with the Trust’s then current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Creation Units and (2) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 4 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Creation Units or any AP Indemnified Party unless such representation, statement or omission was made or included by the Distributor or the Trust in materials furnished to the Authorized Participant or by the Authorized Participant at the written direction of the Trust or the Distributor or is based upon any omission or alleged omission by the  Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.  The Authorized Participant shall not be liable to the AP Indemnified Party for any damages arising out of mistakes or errors in data provided to the Authorized Participant, or mistakes or errors by, or out of interruptions or delays of communications with, the AP Indemnified Parties who are service providers to the Trust.

(b) The Fund hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Fund Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such Fund Indemnified Party as a result of (i) any breach by the Fund or the Trust of any provision of this Agreement that relates to the Fund, (ii) any failure on the part of the Fund or the Trust to perform any of its obligations set forth in this Agreement; (iii) any failure by the Fund or the Trust to comply with applicable laws, including rules and regulations of self-regulatory organizations, relating to the Fund; (iv) actions of such Fund Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex II or III hereto (as each may be amended from time to time) reasonably believed by the Fund Indemnified Party to be genuine and to have been given by the Fund or the Trust, or (v)(1) any representation by the Fund, its employees or its agents or other representatives about the Creation Units, any AP Indemnified Party that is not consistent with the Trust’s then current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Creation Units and (2) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as it relates to the Fund as originally filed with the Securities and Exchange Commission or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund shall not be liable to any Fund Indemnified Party for any damages arising out of mistakes or errors in data provided to the Fund, or mistakes or errors by, or out of interruptions or delays of communications with the Fund Indemnified Parties, due to any action of a service provider to the Trust.

(c) This Section 11 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of any AP Indemnified Party or the Fund Indemnified Party, as the case may be. The term “affiliate” in this Section 11 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

12.   LIMITATION OF LIABILITY.

(a)           The Trust, the Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Trust or its agents.

(b)           In the absence of bad faith, gross negligence or willful misconduct on its part, none of the Trust, the Distributor, or the Transfer Agent, whether acting directly or through agents or attorneys as provided in paragraph (d) below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder.  None of the Trust, the Distributor or the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.  In no event shall the Trust, the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.  In no event shall the Trust, the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(c)           None of the Trust, the Distributor or the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d)           None of the Trust, the Distributor or the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(e)           The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(f)           Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Creation Units of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

(g)           Additional limitation of liability. The Authorized Participant agrees to look solely to the assets of the Fund.  The Authorized Participant acknowledges and agrees that liability of the Fund, as a series of the Trust, is limited pursuant to Section 3804(a) of the Delaware Statutory Trust Act, such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Fund shall be enforceable against the assets of the Fund only, and not against the assets of the Trust generally or the assets of any other series of the Trust, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally and any other series of the Trust shall be enforceable against the assets of the Fund.

13.   INFORMATION ABOUT CREATION DEPOSITS.

The Authorized Participant understands that the number and names of the designated portfolio of Deposit Securities to be included in the current Creation Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

14.   ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

15.   NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address or telephone, facsimile or telex numbers as follows:

Attn:	Exchange Traded Spreads Trust
44 Montgomery Street, Suite 2100
San Francisco, CA 94104
(800) 255-8778 telephone
(415) 421-2019 fax

16.   EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective five (5) Business Days after execution and delivery to the Trust upon notice by the Trust to the Authorized Participant. A “Business Day” shall mean each day the Listing Exchange is open for regular trading. This Agreement may be terminated at any time by any party upon sixty (60) days prior written notice to the other parties and may be terminated earlier by the Trust or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended by the Trust from time to time without the consent of any Beneficial Owner by the following procedure. The Trust will mail a copy of the amendment to the Authorized Participant. For purposes of this Agreement, mail will be deemed received by the recipient thereof on the fifth (5th) Business Day following the deposit of such mail into the U.S. Postal system. If the Authorized Participant does not object in writing to the amendment within five (5) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

17.   GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.  Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

18.   SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

19.   ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

20.   INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

21.   ENTIRE AGREEMENT.

This Agreement ,along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

22.   SEVERANCE.

           If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Trust determines in its discretion that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, this Agreement shall immediately terminate and the Trust will so notify the Authorized Participant immediately.

23.   NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

24.  COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:  ____________

EXCHANGE TRADED SPREADS TRUST
BY:___________________________________
TITLE:________________________________
ADDRESS:  44 Montgomery Street #2100, San Francisco, CA 94104
TELEPHONE: 800.225.8778
FACSIMILE:  415-421-2019

[NAME OF  AUTHORIZED PARTICIPANT]
BY:___________________________________
TITLE:________________________________
ADDRESS:______________________________
TELEPHONE:____________________________
FACSIMILE:___________________________________

ANNEX I
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR EXCHANGE TRADED SPREADS TRUST

(1)	ETSpreads IG Long Credit Fund
(2)	ETSpreads IG Short Credit Fund
(3)	ETSpreads HY Long Credit Fund
(4)	ETSpreads HY Short Credit Fund

ANNEX II
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR EXCHANGE TRADED SPREADS TRUST

PROCEDURES FOR PROCESSING
PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a purchase order for Creation Units of each Fund (a “Purchase Order”), and a (2) redemption order of Creation Units of each Fund (a “Redemption Order”).  Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement with the Trust prior to placing a purchase or redemption order.  Upon acceptance of the Agreement and execution thereof by the Trust and in connection with the initial purchase order submitted by the Authorized Participant, the Distributor will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant.  This will allow an Authorized Participant through its Authorized Person(s) to place a purchase order or redemption order with respect to the purchase or redemption of Creation Units of any Fund of Exchange Traded Spreads Trust.

The Trust issues and sells shares of the Funds only in Creation Units on a continuous basis through the Distributor, at their NAV next determined after receipt, on any Business Day (as defined below), for an order received in proper form.  A “Business Day” with respect to the Funds is any day on which the NYSE is open for business. As of the date of the Prospectus, the NYSE observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day (Washington’s Birthday), Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The Trust determines, directly in its sole discretion, or in consultation with the Administrator, the requirements for the Deposit Securities and the Cash Component, that may be included in deposits, to create Creation Unit Aggregations.  The Cash Component is an amount equal to the difference between the NAV of the shares (per Creation Unit) and the market value of the Deposit Securities. If the Cash Component is a positive number (i.e., the NAV per Creation Unit exceeds the market value of the Deposit Securities), the Cash Component shall be such positive amount. If the Cash Component is a negative number (i.e., the NAV per Creation Unit is less than the market value of the Deposit Securities), the Cash Component shall be such negative amount and the creator will be entitled to receive cash from a Fund in an amount equal to the Cash Component. The Cash Component serves the function of compensating for any differences between the NAV per Creation Unit and the market value of the Deposit Securities.

ANNEX II -- PART A
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR EXCHANGE TRADED SPREADS TRUST

TO PLACE A PURCHASE ORDER FOR
CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS
OF EXCHANGE TRADED SPREADS TRUST

To begin a Purchase Order, the Authorized Participant (“AP”) must telephone the Administrator at (___) ___-____ or such other number as the Trust or Distributor designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP not later than 3:00 p.m. Eastern Time (“Purchase Order Cut-off Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, the Administrator will read the Purchase Order back to the AP.  The AP then must affirm that the Purchase Order has been taken correctly by the Administrator. If the AP affirms that Purchase Order has been taken correctly, the Administrator will issue a Confirmation Number to the AP.

PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE ADMINISTRATOR.  AN ORDER MAY NOT BE CANCELED BY THE AP AFTER THE CONFIRMATION NUMBER IS ISSUED.  INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED.  CALLS PLACED BEFORE THE PURCHASE ORDER CUT-OFF TIME WILL BY PROCESSED EVEN IF THE CALL IS ANSWERED BY THE ADMINISTRATOR AFTER THE PURCHASE ORDER CUT-OFF TIME. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. AN ORDER TO CREATE CREATION UNITS USING THE CLEARING PROCESS MADE IN PROPER FORM BUT RECEIVED AFTER THE PURCHASE ORDER CUT-OFF TIME WILL BE DEEMED RECEIVED ON THE NEXT BUSINESS DAY IMMEDIATELY FOLLOWING THE TRANSMITTAL DATE AND WILL BE EFFECTED AT THE NAV NEXT DETERMINED ON SUCH BUSINESS DAY.  ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the Purchase Order Cut-off Time, the Transfer Agent will accept the Purchase Order on behalf of Trust and Distributor and will confirm in writing to the AP that its Purchase Order has been accepted by [4:00]  p.m. Eastern Standard Time on the Business Day that the Purchase Order is received.

3. QUALITY ASSURANCE.

After a Confirmation Number is issued by the Administrator to the AP, the Administrator will either fax or email a written version of the Purchase Order to the AP. Upon receipt, the AP should immediately telephone Distributor, if the AP believes that the Purchase Order has not been taken correctly by the Administrator. In addition, the Administrator will telephone the AP within 15 minutes of the fax or e-mail to corroborate the Purchase Order.

4. PROCESSING A PURCHASE ORDER.

During the telephone call, the Administrator will request that the AP state that the AP will not own 80% or more of any Fund upon execution of the Purchase Order. If the AP is not able to so confirm, the Administrator has the right to not accept the Purchase Order.

5. REJECTING OR SUSPENDING PURCHASE ORDERS.

The Trust or Distributor reserve the absolute right to reject or revoke acceptance of a Purchase Order if (a) the order is not in proper form; (b) the investor(s), upon obtaining the shares ordered, would own 80% or more of the currently outstanding shares of the Fund; (c) the Deposit Securities delivered are not as disseminated through the facilities of the NYSE for that date by the Administrator, as described above; (d) acceptance of the Deposit Securities would have certain adverse tax consequences to the Fund; (e) the acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; (f) the acceptance of the Fund Deposit would otherwise, in the discretion of the Trust or the Advisor, have an adverse effect on the Trust or the rights of beneficial owners; or (g) in the event that circumstances outside the control of the Trust, the Distributor and the Advisor make it for all practical purposes impossible to process Purchase Orders. Examples of such circumstances include acts of God or public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the Trust, the Fund’s advisor, the Distributor, DTC, NSCC or any other participant in the creation process, and similar extraordinary events. The Distributor shall notify a prospective creator of Creation Units and/or the Authorized Participant acting on behalf of the purchaser of Creation Units of its rejection of the order of such person. The Trust, the Administrator and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits nor shall either of them incur any liability for the failure to give any such notification.

 Except as provided herein, all Purchase Orders are irrevocable by the AP. The Trust acknowledges its agreement to return to the AP or any party for which it is acting on behalf of, any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party on behalf of which it is acting.

6. CONTRACTUAL SETTLEMENT

Except as provided below, Deposit Securities must be delivered through the NSCC to a DTC account maintained at the Custodian of the Trust on or before the Contractual Settlement Date (defined below).  The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to Trust, immediately available or same day funds estimated by Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee.  Any excess funds will be returned following settlement of the issue of the Creation Units of the Trust. The “Contractual Settlement Date” is the earlier of (i) date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to Trust and (ii) trade date plus three (t +3) Business Days.  Except as provided in the next two paragraphs, Creation Units of any Fund will be issued concurrently with the transfer of good title to Trust of the portfolio of Deposit Securities through the NSCC's Continuous Net Settlement (“CNS”) system and the payment of the Cash Component and the purchase Transaction Fee through DTC.

The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all shares of such Fund.  The Trust may adjust the “Transaction Fee” within the parameters described below to protect ongoing shareholders.

In the event that a deposit made in consideration for Creation Units is incomplete on the settlement date because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by the AP's delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Deposit Securities, marked to market daily. The parties hereto further agree that the Company may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Company of purchasing such securities and the value of the collateral, provided that such cost is reasonable under the circumstances.

7. CASH PURCHASES

When, in the sole discretion of the Trust, cash purchases of Creation Units are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Trust’s brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the AP must pay a fixed purchase Transaction Fee, plus an additional variable charge for cash purchases, which is expressed as a percentage of the value of the Deposit Securities.

8. PLACEMENT OF PURCHASE ORDERS OUTSIDE THE CLEARING PROCESS.

A Fund Deposit transfer must be ordered by the DTC Participant in a timely fashion so as to ensure the delivery of the requisite number of Deposit Securities through DTC to the account of the Trust by no later than 11:00 a.m., Eastern Time, of the next Business Day immediately following the Transmittal Date. All questions as to the number of Deposit Securities to be delivered, and the validity, form and eligibility (including time of receipt) for the deposit of any tendered securities, will be determined by the Trust, whose determination shall be final and binding. The cash equal to the Cash Component must be transferred directly to the Administrator through the Federal Reserve wire system in a timely manner so as to be received by the Administrator no later than 2:00 p.m., Eastern Time, on the next Business Day immediately following such Transmittal Date. An order to create Creation Units outside the Clearing Process is deemed received by the Distributor on the Transmittal Date if (i) such order is received by the Distributor not later than 3:00 p.m., Eastern Time on such Transmittal Date; and (ii) all other procedures set forth in the Participant Agreement are properly followed. However, if the Administrator does not receive both the requisite Deposit Securities and the Cash Component by 11:00 a.m. and 2:00 p.m., respectively, on the next Business Day immediately following the Transmittal Date, such order will be cancelled. Upon written notice to the Distributor, such cancelled order may be resubmitted the following Business Day using a Fund Deposit as newly constituted to reflect the then current NAV of a Fund. The delivery of Creation Units of a Fund so created will occur no later than the third (3rd) Business Day following the day on which the purchase order is deemed received by the Distributor.

Creation Units may be created in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities as described below. In these circumstances, the initial deposit will have a value greater than the NAV of the shares on the date the order is placed in proper form since in addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Cash Component, plus (ii) 115% of the market value of the undelivered Deposit Securities (the “Additional Cash Deposit”). The order shall be deemed to be received on the Business Day on which the order is placed provided that the order is placed in proper form prior to 3:00 p.m., Eastern Time on such date and federal funds in the appropriate amount are deposited with the Administrator by 11:00 a.m., Eastern Time, the following Business Day. If the order is not placed in proper form by 3:00 p.m., or federal funds in the appropriate amount are not received by 11:00 a.m. the next Business Day, then the order may be deemed to be rejected and the investor shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain the Additional Cash Deposit with the Trust in an amount at least equal to 115% of the daily marked to market value of the missing Deposit Securities. To the extent that missing Deposit Securities are not received by 1:00 p.m., Eastern Time, on the third Business Day following the day on which the purchase order is deemed received by the Distributor or in the event a mark to market payment is not made within one Business Day following notification by the Distributor that such a payment is required, the Trust may use the cash on deposit to purchase the missing Deposit Securities. Authorized Participants will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the purchase order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Administrator or purchased by the Trust and deposited into the Trust. In addition, a transaction fee will be charged in all cases. The delivery of Creation Units of a Fund so created will occur no later than the third Business Day following the day on which the purchase order is deemed received by the Distributor.

9. CREATION TRANSACTION FEE.

To compensate the Trust for transfer and other transaction costs involved in creation transactions through the Clearing Process, investors will be required to pay a minimum creation transaction fee, assessed per transaction, as follows (and which may be amended from time to time):

Fund	Creation Transaction Fee*
ETSpreads IG Long Credit Fund	$X
ETSpreads IG Short Credit Fund	$X
ETSpreads HY Long Credit Fund	$X
ETSpreads HY Short Credit Fund	$X

*
To the extent a Creation Unit consists of more than 100 securities, an additional Creation Transaction Fee may be charged to Authorized Participants to the next highest $500 increment at the following rates: (i) $5 per book-entry security settled via the NSCC’s CNS; and (ii) $15 per security for “in-kind” settlements settled outside the NSCC, and all physical settlements, including options, futures and other derivatives.

In addition, to offset Trust’s brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the Authorized Participant must pay a fixed purchase Transaction Fee, plus an additional variable charge for cash purchases, which is expressed as a percentage of the value of the Deposit Securities.  The Transaction Fees for in-kind and cash purchases of Creation Units of Creation Units are described in the Prospectus.

ANNEX II -- PART B
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR EXCHANGE TRADED SPREADS TRUST

PROCEDURES TO PLACE A REDEMPTION ORDER FOR
CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF
EXCHANGE TRADED SPREADS TRUST

Shares may be redeemed only in Creation Units at their NAV next determined after receipt of a redemption request in proper form by a Fund through the Administrator and only on a Business Day. The Trust will not redeem shares in amounts less than Creation Unit Aggregations. Beneficial Owners must accumulate enough shares in the secondary market to constitute a Creation Unit in order to have such shares redeemed by the Trust. There can be no assurance, however, that there will be sufficient liquidity in the public trading market at any time to permit assembly of a Creation Unit. Investors should expect to incur brokerage and other costs in connection with assembling a sufficient number of shares to constitute a redeemable Creation Unit.

With respect to a Fund, the Administrator, through the NSCC, makes available immediately prior to the opening of business on the NYSE (currently 9:30 a.m., Eastern Time) on each Business Day, the Fund Securities that will be applicable (subject to possible amendment or correction) to redemption requests received in proper form (as defined below) on that day. Fund Securities received on redemption may not be identical to Deposit Securities which are applicable to creations of Creation Units.

Unless cash redemptions are available or specified for a Fund, the redemption proceeds for a Creation Unit generally consist of Fund Securities – as announced by the Administrator on the Business Day of the request for redemption received in proper form -- plus cash in an amount equal to the difference between the NAV of the shares being redeemed, as next determined after a receipt of a request in proper form, and the value of the Fund Securities (the “Cash Redemption Amount”), less a redemption transaction fee described below in the section entitled “Redemption Transaction Fee.” In the event that the Fund Securities have a value greater than the NAV of the shares, a compensating cash payment equal to the differential is required to be made by or through an Authorized Participant by the redeeming shareholder.

The right of redemption may be suspended or the date of payment postponed with respect to a Fund (1) for any period during which the NYSE is closed (other than customary weekend and holiday closings); (2) for any period during which trading on the NYSE is suspended or restricted; (3) for any period during which an emergency exists as a result of which disposal of the shares of the Fund or determination of the shares’ NAV is not reasonably practicable; or (4) in such other circumstance as is permitted by the SEC.

1. PLACING A REDEMPTION ORDER

To begin a Redemption Order, the AP must telephone the Administrator at (___) ___-____. This telephone call must be made by an Authorized Person of the AP not later than 3:00 p.m. Eastern Standard Time (“Redemption Order Cut-off Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to Fund.  After the AP has placed the Redemption Order, the Administrator will read the Redemption Order back to the AP.  The AP then must affirm that the Redemption Order has been taken correctly by the Administrator. If the AP affirms that Redemption Order has been taken correctly, the Administrator will issue a Confirmation Number to the AP.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE ADMINISTRATOR.  AN ORDER MAY NOT BE CANCELED BY THE AP AFTER THE CONFIRMATION NUMBER IS ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED.   CALLS PLACED BEFORE THE REDEMPTION ORDER CUT-OFF TIME WILL BY PROCESSED EVEN IF THE CALL IS ANSWERED BY THE ADMINISTRATOR AFTER THE REDEMPTION ORDER CUT-OFF TIME. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. AN ORDER TO REDEEM CREATION UNITS USING THE CLEARING PROCESS MADE IN PROPER FORM BUT RECEIVED AFTER THE REDEMPTION ORDER CUT-OFF TIME WILL BE DEEMED RECEIVED ON THE NEXT BUSINESS DAY IMMEDIATELY FOLLOWING THE TRANSMITTAL DATE AND WILL BE EFFECTED AT THE NAV NEXT DETERMINED ON SUCH BUSINESS DAY.  ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed Redemption Order is received by Distributor from the AP on behalf of itself or another redeeming investor by the Redemption Order Cut-off Time, the Distributor will accept the Redemption Order on behalf of Trust and Distributor and will confirm in writing to the AP that its Redemption Order has been accepted by [4:00] p.m. Eastern Standard Time on the Business Day the Redemption Order is received.

3. QUALITY ASSURANCE.

(a) After a Confirmation Number is issued by the Administrator to the AP, the Administrator will either fax or email a copy of the Redemption Order to the AP. Upon receipt, the AP should immediately telephone the Administrator, if the AP believes that the Redemption Order has not been taken correctly by the Administrator. In addition, the Administrator will telephone the AP within 15 minutes of the fax or e- mail to corroborate the Redemption Order.

(b) In the Redemption Order, the AP will be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates. In the Redemption Order, the AP will also be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that Trust is entitled to reduce the amount of money or other proceeds due to the AP or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates.

4. TAKING DELIVERY OF DEPOSIT SECURITIES.

The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the AP's standing redemption instructions. An Authorized Person of the AP may amend the AP's standing redemption instructions from time to time in writing to the Administrator and Trust in a form approved by Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of shares for Deposit Securities will be subject to compliance with applicable United States federal and state securities laws.

5. CONTRACTUAL SETTLEMENT.

Except as provided below, the Creation Units of a Fund must be delivered through the NSCC to a DTC account maintained at the applicable custodian on or before the Contractual Settlement Date (defined below). The Trust will make available on the Contractual Settlement Date, the Cash Component next determined after acceptance of the Redemption Order, less the applicable purchase Transaction Fee. The “Contractual Settlement Date” is the date upon which all of the required shares must be delivered to the Trust and, the Deposit Securities, Cash Component less any fees are delivered by the Trust to the AP (ordinarily trade date plus three (t + 3) Business Days).  Except as provided in the next two paragraphs, the Deposit Securities representing Creation Units will be issued concurrently with the transfer of good title to Trust of the required number of shares through the NSCC's Continuous Net Settlement (CNS) system and the delivery of the Cash Component less the purchase Transaction Fee through DTC.

The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Security with respect to a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all shares of such Fund; but the Trust may adjust the Transaction Fee within the parameters described below to protect ongoing shareholders. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

In the event that the number of shares is insufficient on the settlement date for Creation Units, the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing shares as soon as possible, which undertaking shall be secured by such the AP's delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by Distributor upon request. The parties hereto further agree that Trust may purchase the missing shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by Trust at such time, and in such manner, as Trust may determine in its sole discretion.

6. CASH REDEMPTIONS.

In the event that, in the sole discretion of Trust, cash redemptions are permitted or required by Trust, proceeds will be paid to the AP redeeming shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

7.  PLACEMENT OF REDEMPTION ORDERS OUTSIDE THE CLEARING PROCESS.

Orders to redeem Creation Units outside the Clearing Process must be delivered through a DTC Participant that has executed the Participant Agreement. A DTC Participant who wishes to place an order for redemption of Creation Units to be effected outside the Clearing Process need not be a Participating Party, but such orders must state that the DTC Participant is not using the Clearing Process and that redemption of Creation Units will instead be effected through transfer of shares directly through DTC. An order to redeem Creation Units outside the Clearing Process is deemed received by the Administrator on the Transmittal Date if (i) such order is received by the Administrator not later than 3:00 p.m., Eastern Time, if transmitted by mail, or by 2:00 p.m.,  Eastern  Time,  if  transmitted  by  other  means  on  such  Transmittal  Date;  (ii)  such  order  is accompanied or proceeded by the requisite number of shares of a Fund and the Cash Redemption Amount specified in such order, which delivery must be made through DTC to the Administrator no later than 11:00 a.m. and 2:00 p.m., respectively, Eastern Time, on the next Business Day following such Transmittal Date (the “DTC Cut-Off-Time”); and (iii) all other procedures set forth in the Participant Agreement are properly followed.

After the Administrator has deemed an order for redemption outside the Clearing Process received, the Administrator will initiate procedures to transfer the requisite Fund Securities which are expected to be delivered within three Business Days and the Cash Redemption Amount to the Authorized Participant on behalf of the redeeming Beneficial Owner by the third Business Day following the Transmittal Date on which such redemption order is deemed received by the Administrator.

The calculation of the value of the Fund Securities and the Cash Redemption Amount to be delivered upon redemption will be made by the Administrator according to the procedures set forth under “Determination of Net Asset Value” computed on the Business Day on which a redemption order is deemed received by the Administrator. Therefore, if a redemption order in proper form is submitted to the Administrator by a DTC Participant not later than 3:00 p.m., Eastern Time on the Transmittal Date, and the requisite number of shares of a Fund are delivered to the Custodian prior to the DTC Cut-Off-Time, then  the  value  of  the  Fund  Securities  and  the  Cash  Redemption Amount  to  be  delivered  will  be determined by the Administrator on such Transmittal Date. If, however, a redemption order is submitted to the Administrator by a DTC Participant not later than 3:00 p.m., Eastern Time on the Transmittal Date but either (1) the requisite number of shares of a Fund are not delivered by the DTC Cut-Off-Time as described above on the next Business Day following the Transmittal Date or (2) the redemption order is not submitted in proper form, then the redemption order will not be deemed received as of the Transmittal Date. In such case, the value of the Fund Securities and the Cash Redemption Amount to be delivered will be computed on the Business Day that such order is deemed received by the Administrator, i.e., the Business Day on which the shares of a Fund are delivered through DTC to the Administrator by the DTC Cut-Off-Time on such Business Day pursuant to a properly submitted redemption order.

If it is not possible to effect deliveries of the Fund Securities, the Trust may in its discretion exercise its option to redeem such shares in cash, and the redeeming Beneficial Owner will be required to receive its redemption proceeds in cash. In addition, an investor may request a redemption in cash which a Fund may, in its sole discretion, permit. In either case, the investor will receive a cash payment equal to the NAV of its shares based on the NAV of shares of a Fund next determined after the redemption request is received in proper form (minus a redemption transaction fee and additional charge for requested cash redemptions specified above, to offset the Trust’s brokerage and other transaction costs associated with the disposition of Fund Securities). A Fund may also, in its sole discretion, upon request of a shareholder, provide such redeemer a portfolio of securities which differs from the exact composition of the Fund Securities but does not differ in NAV.

8. REDEMPTION TRANSACTION FEE

To compensate the Trust for transfer and other transaction costs involved in redemption transactions through the Clearing Process, investors will be required to pay a minimum redemption transaction fee, assessed per transaction as follows:

Fund	Redemption Transaction Fee*
ETSpreads IG Long Credit Fund	$X
ETSpreads IG Short Credit Fund	$X
ETSpreads HY Long Credit Fund	$X
ETSpreads HY Short Credit Fund	$X

*
To  the  extent  a  Creation  Unit  consists  of  more  than  100  securities,  an  additional  Redemption Transaction Fee may be charged to Authorized Participants to the next highest $500 increment at the following rates: (i) $5 per book-entry security settled via the NSCC’s CNS; and (ii) $15 per security for “in-kind” settlements settled outside the NSCC, and all physical settlements, including options, futures and other derivatives.

The Funds, subject to approval by the Board, may adjust the fee from time to time based upon actual experience. Investors who use the services of a broker or other such intermediary in addition to an Authorized Participant to effect a redemption of a Creation Unit may be charged a fee for such services.

ANNEX II -- PART C
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR EXCHANGE TRADED SPREADS TRUST

EXCHANGE TRADED SPREADS TRUST
FUNDS FLOW PROCESS

This Annex II-Part C supplements the Fund’s Prospectus with respect to the procedures to be used by the Distributor and Transfer Agent in processing an order for the creation or redemption of Creation Units of any Fund of the Trust.

A.  The Authorized Participant is required to have (i) signed an Authorized Participant Agreement for Fund and (ii)  assigned a personal identification number to each Authorized Person that the Authorized Participant  has authorized to act for such Authorized Participant .  This will allow an Authorized Participant through its Authorized Person(s) to place a creation or redemption order with respect to Creation Units of any Fund of the Trust.

B. The Authorized Participant  and Distributor shall implement the “Funds Flow Process” as agreed to by the parties from time to time.

C. Note that trades placed through the NSCC/DTC may only occur on any day that NSCC/DTC is open for business (“NSCC/DTC Business Day”) .

FUNDS FLOW PROCESS

ORIGINATOR	ACTIVITY
1. The AP calls on the Administrator recorded number to place a Share Creation and/or Redemption order. These trades are to be placed by 3:00 PM EST on any Listing Exchange Business Day.	1. The Administrator greets caller.
2. AP identifies his/her name, the Institution he/she represents, and PIN #.

The AP states the Fund name(s) and relevant ticker symbol(s).

AP will identify and list any securities that will not be delivered or received in kind.

AP will make alternate arrangements with the Administrator to deliver or receive the value for those securities that cannot be delivered.  AP and Administrator will exchange delivery or receive instructions for any security being delivered outside of the CNS system.

2 The Administrator will confirm the AP’s PIN #.

The Administrator records the PIN # and the order, and provides the AP with an order confirmation number.

The order confirmation constitutes a binding order, which may only be reversed by the Administrator, the Distributor or the Fund.

AP will make alternate arrangements with the Administrator to deliver or receive the value for those securities that cannot be delivered.  AP and Administrator will exchange delivery or receive instructions for any security being delivered outside of the CNS system.

3.AP will Fax a copy of the order form to the Administrator within 15 minutes from the time the call is made.

The AP will provide, as a part of the order form, a statement confirming that the AP will not be placing trades that would raise the AP’s total holdings to 80% or more of any Fund

The signed Order Form will be sent as the physical receipt for the AP that the order is confirmed.

The above procedures will be repeated until all orders have been placed by the AP.

3. The Administrator will receive a copy of the completed order form from the AP Faxed within 15 minutes from the time the order is placed.

All orders received from the AP’s are time stamped by the Administrator at the time the order is placed.

The Distributor will verify that the appropriate disclaimers have been made by the AP and validate the disclaimer by calculating the AP’s position, including the subscriptions requested, to the total fund shares outstanding

The Distributor will sign the Order Form and the signed Order Form will be sent as the physical receipt for the AP that the order is confirmed.

4. The AP receives the fax The AP will assume responsibility for an incorrect trade
4. The AP will assume responsibility for an incorrect trade and contact the Administrator if necessary.

If trades are corrected, the Administrator will delete the first trade and reenter the corrected trade.  A second affirmation will be faxed to the AP with all trades placed that day.  The corrected trade will be coded on the affirmation so that the AP can see the correction.

No corrections will be permitted after 3 p.m.

5. EXCEPTION – International Settlements AP’s must deliver units for redemption orders no later than Trade Date Plus 1 in order to meet the affirmed order requirements placed the previous day.

ANNEX III
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR EXCHANGE TRADED SPREADS TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS
OF THE AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to this Agreement.

Name:
Title:
Signature:

Name:
Title:
Signature:

Name:
Title:
Signature:

The undersigned, [name], [title], [Trust], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this Institution in its capacity as an Authorized Participant  pursuant to the Agreement by and among Exchanged Traded Spreads Trust and [name of the Authorized Participant], dated [date] and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [Trust].

Date:
[name, title]

ANNEX IV
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR EXCHANGE TRADED SPREADS TRUST

THE AUTHORIZED PARTICIPANT  ACCOUNTS
FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which Exchange Traded Spreads Trust should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the Authorized Participant  are set forth below:

Name of Authorized Participant :
Account Name:
Account Number:
Other Reference Number:

EXHIBIT B

Terms and Conditions For On-line Communications System